UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 20, 2020

Chicago Rivet & Machine Co.

(Exact Name of Registrant as Specified in Charter)

Illinois

(State or Other Jurisdiction of Incorporation)

000-01227	36-0904920
(Commission File Number)	(IRS Employer Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 357-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CVR	NYSE American (Trading privileges only, not registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 20, 2020, The Board of Directors of Chicago Rivet & Machine Co. approved the appointment of Walter W. Morrissey as Chairman of the Board and Chief Executive Officer of Chicago Rivet & Machine Co. (the “Company”) effective May 12, 2020, the date of the Company’s 2020 annual meeting of shareholders. Mr. Morrissey replaces John A. Morrissey who had announced his intention to retire as Chairman of the Board and Chief Executive Officer effective May 12, 2020, on February 17, 2020. Mr. Walter W. Morrissey will receive annual compensation of $336,175.

Mr. Walter W. Morrissey, age 77, has been a Director of the Company since 1972. He has been Of Counsel to the law firm of Lillig & Thorsness, Ltd. since January 2011. Prior to that, he was a partner in the law firm of Morrissey & Robinson for more than five years. He is the brother of Director John A. Morrissey and an uncle of Director John L. Showel and Director Nominee James W. Morrissey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

	By:	/s/ Michael J. Bourg
Date: April 21, 2020		Michael J. Bourg
President and Treasurer